Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 30, 2017, with respect to the statement of financial condition of The Gold Trust, a series of World Currency Gold Trust, as of September 30, 2017, included in the Registration Statement on Form S-1 of The Gold Trust, a series of World Currency Gold Trust, and to the reference to our firm under the heading “Experts” in the above noted Registration Statement.

/s/ KPMG LLP

New York, New York

November 30, 2017